EXHIBIT 99.1

Checkmate Pharmaceuticals Reports Full Year 2020 Financial Results and Provides Update on Recent Progress

CAMBRIDGE, Mass., March 29, 2021 – Checkmate Pharmaceuticals, Inc. (NASDAQ: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced full year 2020 financial results and provided an update on recent progress.

“We made strong progress in 2020, laying the groundwork to broaden and accelerate our CMP-001 clinical program in melanoma and other solid tumor indications,” said Barry Labinger, President and Chief Executive Officer of Checkmate.

Recent Progress

•

In December 2020, Checkmate announced a clinical collaboration with Bristol Myers Squibb to evaluate vidutolimod (formerly CMP-001) in combination with nivolumab. The companies will collaborate on two melanoma clinical trials.

•	In January 2021, Checkmate appointed Robert F. Dolski as Chief Financial Officer. Mr. Dolski brings more than 20 years of diversified management experience as a life sciences financial executive.

Vidutolimod (formerly CMP-001) Anticipated 2021 Milestones

•

Advance lead melanoma indication toward potential registration, supported by two Phase 2 trials. These trials will study vidutolimod in combination with nivolumab for the treatment of anti-PD-1 refractory melanoma and first-line metastatic or unresectable melanoma. We initiated patient dosing in the first-line melanoma trial in March 2021. Trial sites have been activated and patient screening is underway in the refractory melanoma study.

•

Expand into new indications, such as head and neck cancer, which is expected to be supported by a Phase 2 proof-of-concept trial. This trial will study vidutolimod in combination with pembrolizumab for the treatment of first-line head and neck cancer. Trial sites have been activated and patient screening is underway. Initial data from this trial are expected before the end of 2021.

Full Year 2020 Financial Results

•	Cash, cash equivalents and investments: Cash, cash equivalents and investments were $125.9 million as of December 31, 2020.

•

Research and development expenses (R&D): R&D Expenses for the full year 2020 were $26.7 million, compared to $24.3M for the prior year. The increase was primarily attributable to increased headcount and consulting costs in connection with preparing for the initiation of planned additional clinical trials of CMP-001. These increases were partially offset by a decrease in contract manufacturing costs.

•

General and administration expenses (G&A): G&A expenses for the full year 2020 were $10.2 million, compared to $4.6 million for the prior year. The increase was primarily attributable to increases in personnel and other operating expenses incurred in connection with Checkmate beginning to operate as a publicly traded company.

•	Net loss: Net loss for the full year 2020 was $36.9 million, compared to $28.3 million for the prior year.

About Checkmate Pharmaceuticals

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation TLR9 agonist delivered as a biologic virus-like particle designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and LinkedIn), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. These statements include those regarding our product candidate, including its development and therapeutic potential and the advancement of our clinical and preclinical pipeline; expectations regarding the results and analysis of data; and expectations regarding the timing, initiation, implementation and success of its planned and ongoing clinical trials for CMP-001, and the benefits and related implications of current and future partnerships and/or collaborations. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ending December 31, 2020, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act 1933, as amended, which is available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in Checkmate’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Checkmate undertakes no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall

781-235-3060

ksharma@macbiocom.com

CHECKMATE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Year ended December 31,
	2020	2019
Operating expenses:
Research and development	$26,719	$24,254
General and administrative	10,185	4,635

Total operating expenses	36,904	28,889

Loss from operations	(36,904)	(28,889)

Other income (expense), net:
Interest income	79	197
Change in fair value of Series B preferred stock tranche right liability	—	400
Change in fair value of convertible notes	(83)	—

Total other income (expense), net	(4)	597

Net loss	$(36,908)	$(28,292)

Weighted-average common shares outstanding—basic and diluted	9,560	1,451

Net loss per share attributable to common shareholders—basic and diluted	$(4.49)	$(24.16)

CHECKMATE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31,
	2020	2019
Cash, cash equivalents and investments	$125,859	$4,185
Other assets	7,215	941

Total assets	$133,074	$5,126

Total liabilities	$7,875	$5,634

Series A redeemable convertible preferred stock	—	32,482
Series B redeemable convertible preferred stock	—	64,446
Total stockholders’ equity (deficit)	125,199	(97,436)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$133,074	$5,126